Exhibit 99.1

AgEagle Aerial Systems Receives Non-Compliance Notice from NYSE American

WICHITA, Kan., November 4, 2024 – AgEagle Aerial Systems Inc. (NYSE: UAVS) a leading provider of best-in-class unmanned aerial systems (UAS), sensors and software solutions for customers worldwide in the commercial and government verticals, announces that on October 30, 2024, the Company received written notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that it is not in compliance with the continued listing standards set forth in (i) Section 801(h) of the NYSE American Company Guide (the “Company Guide”) because the Company’s Board of Directors (the “Board”) is not comprised of at least 50% independent directors (the “Board Composition Requirement”) and (ii) Section 803B(2)(c) of the Company Guide because the Company’s Audit Committee (the “Audit Committee”) is not comprised of at least two independent members (“Audit Committee Composition Requirement”). The Notice stated that the Company will have until the earlier of its next annual meeting or one year from the date of its noncompliance with the Board Composition Requirement to appoint at least one additional independent director to the Board; provided, however, that if the annual shareholders meeting occurs no later than 180 days following the event that caused the noncompliance, the Company shall instead have 180 days from such event to regain compliance with the Board Composition Requirement. The Notice also stated that the Company will have until the earlier of its next annual meeting or one year from the date of its noncompliance with the Audit Committee Composition Requirement to appoint at least one additional independent member to the Audit Committee; provided, however, that if the annual shareholders meeting occurs no later than 75 days following the event that caused the noncompliance, the Company shall instead have 75 days from such event to regain compliance with the Audit Committee Composition Requirement.

As a result of the foregoing, the Company has become subject to the procedures and requirements of Section 1009 of the Company Guide, which could, among other things, result in the initiation of delisting proceedings, unless the Company cures the deficiency in a timely manner.

The Company must submit a plan (the “Plan”) by November 5, 2024 to the NYSE American outlining actions it has taken or will take to regain compliance with the continued listing standards.

The Company intends to regain compliance with the NYSE American’s continued listing standards by undertaking a measure or measures that are in the best interests of the Company and its shareholders, including, but not limited to, appointing an additional independent director to the Board and an additional independent member to the Audit Committee.

The Company’s shares of common stock have not been suspended as a result of the receipt of the Notice and continue to trade on the NYSE American.

About AgEagle Aerial Systems Inc.

Through its three centers of excellence, AgEagle is actively engaged in designing and delivering best-in-class flight hardware, sensors and software that solve important problems for its customers. Founded in 2010, AgEagle was originally formed to pioneer proprietary, professional-grade, fixed-winged drones and aerial imagery-based data collection and analytics solutions for the agriculture industry. Today, AgEagle is a leading provider of full stack UAS, sensors and software solutions for customers worldwide in the energy, construction, agriculture, and government verticals. For additional information, please visit our website at www.ageagle.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on AgEagle’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the timing and ability to regain compliance with the NYSE American Listing Standards. the timing and fulfilment of current and future orders relating to AgEagle’s products, the success of new programs, the ability to implement a new strategic plan and the success of a new strategic plan. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of AgEagle in general, see the risk disclosures in the Annual Report on Form 10-K of AgEagle for the year ended December 31, 2023, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the SEC by AgEagle. All such forward-looking statements speak only as of the date they are made, and AgEagle undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

AgEagle Aerial Systems Contacts

Investor Relations:

Email: UAVS@ageagle.com

Media:

Email: media@ageagle.com